Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-05111, 333-33013, 333-42073, 333-81687, 333-90791, 333-37958, 333-55314, 333-81872, 333-103481 and 333-83462), Form S-3 (File Nos. 333-08519 and 333-101475) and Form S-4 (File No. 333-73382) of WellPoint Health Networks Inc. of our report dated January 31, 2003, except Note 24 as to which the date is March 5, 2003, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Los Angeles, California

March 26, 2003